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                                   EXHIBIT 9.3

       Form of Amendment Number 3 to Transfer Agency and Service Agreement



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                              AMENDMENT NUMBER 3 TO
                      TRANSFER AGENCY AND SERVICE AGREEMENT


         Pursuant to the Transfer Agency and Service Agreement between State Street Bank and Trust Company and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 15, 1996, as amended by Amendment Number 1 to Transfer Agency and Service Agreement dated December 31, 1997 and Amendment Number 2 to Transfer Agency and Service Agreement dated as of April 22, 1998 (the "Agreement"), Class C shares for each Fund are hereby included as an additional class of shares. All provisions in the Agreement shall also apply to the Class C shares.

         IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ______ day of_________ , 1998.



                                  STATE STREET BANK AND TRUST COMPANY


                                  By:
                                      -------------------------------------
                                      Title:

                                  THE HARTFORD MUTUAL FUNDS, INC.
                                  on behalf of:

                                  The Hartford Advisers Fund
                                  The Hartford Bond Income Strategy Fund
                                  The Hartford Capital Appreciation Fund
                                  The Hartford Dividend and Growth Fund
                                  The Hartford Growth and Income Fund
                                  The Hartford International Opportunities Fund The Hartford MidCap Fund
                                  The Hartford Money Market Fund
                                  The Hartford Small Company Fund
                                  The Hartford Stock Fund




                                  By:
                                      -------------------------------------
                                      Title: